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               AGREEMENT FOR PURCHASE AND SALE OF ASSETS

     AGREEMENT dated as of the 29 day of December, 1995, by and among ASA INTERNATIONAL VENTURES, INC., a Delaware Corporation ("ASA Ventures"); and ASA INCORPORATED, a Massachusetts corporation ("ASA Inc.").


                        W I T N E S S E T H   T H A T:
                        -------------------   -------

     WHEREAS, ASA Inc., a company which is engaged in the computer software business wishes to sell certain of its assets; and

     WHEREAS, ASA Ventures, a company which is engaged in the computer software business, wishes to acquire certain assets of ASA Inc.

     Intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE OF ASSETS. On December 29, 1995 (the "Closing Date" or the "Closing") ASA Ventures will purchase and acquire from ASA Inc., and ASA
Inc. will sell, transfer and deliver to ASA Ventures, all of the customer intangibles of ASA Inc. related to the CWI, BSD and Tire product lines (the "Assets") as more fully set forth on SCHEDULE 1.

     2. NO LIABILITIES ASSUMED. ASA Ventures shall not assume any of the liabilities of ASA Inc.

     3. PURCHASE PRICE. In full consideration for the conveyance and transfer to ASA Ventures of the Assets in Section 1 hereof, ASA Ventures shall pay ASA Inc. a purchase price of Five Million Two Hundred Thousand Dollars ($5,200,000) in accordance with the terms of a promissory note attached hereto as EXHIBIT 1.

     4. REPRESENTATIONS AND WARRANTIES OF ASA INC. ASA Inc. represents and warrants to ASA Ventures, upon which representations and warranties ASA Ventures relies, and which representations and warranties shall survive the Closing, notwithstanding any investigation of the affairs of ASA Inc. by ASA Ventures, as follows:

         (a) ASA Inc. is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the Commonwealth of Massachusetts, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted and as presently proposed to be conducted.
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         (b) ASA Inc. has full power and authority (corporate and other) to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and stockholder of ASA Inc., and no other corporate actions or proceedings on the part of ASA Inc. or its stockholder are necessary to consummate the transactions so contemplated.

     5. REPRESENTATIONS AND WARRANTIES OF ASA VENTURES. ASA Ventures represents and warrants to ASA Inc. as follows:

         (a) ASA Ventures represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) ASA Ventures represents and warrants that any transfer by ASA Inc. to ASA Ventures of the Assets will not violate the terms of any contract, loan or other agreement under which ASA Ventures is now bound.

         (c) ASA Ventures represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly authorized by its Board of Directors.

         (d) The representations and warranties of ASA Ventures contained in this Agreement or its attachments or attendant documents shall be true and correct in all respects as of the date when made and as of Closing as though such representations were made at and as of Closing.

     6. DISCLOSURE OF INFORMATION. ASA Ventures and ASA Inc. each agree that it will has not and will not disclose to the other any of its confidential information, other than that information which is necessary to complete the transaction contemplated by this Agreement. ASA Inc. will not release any information regarding this Agreement or the transaction contemplated herein to any third party, including current or future employees of ASA Inc., without the prior written approval of ASA Ventures.

     7. FURTHER ASSURANCES. Subsequent to the Closing, ASA Ventures and ASA Inc. shall each, at the request of the other, furnish, execute and deliver such documents, instruments, opinions of counsel, certificates, notices and other such instruments and further assurances as counsel for the requesting party shall reasonably require as necessary or desirable to effect complete consummation of this Agreement, or in connection with the preparation and filing of reports required or requested by governmental agencies, stock exchanges or other regulatory bodies. ASA Inc. shall assure the retention and availability of all records as requested by ASA Ventures.
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     8.  EXPENSES.  Whether or not the transactions contemplated hereby are consummated, ASA Ventures and ASA Inc. shall pay their own expenses in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants. All expenses of ASA Inc. incurred in connection with the transactions contemplated hereby shall not constitute a liability assumed by ASA Ventures. Each party to this Agreement has had the opportunity to consult with independent legal counsel, and any decision by a party not to seek legal counsel is that party's sole decision.

     9. ENTIRE AGREEMENT. This Agreement and the Schedule and Exhibit hereto set forth the entire Agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties or covenants not specifically referred to or contained herein or attached hereto. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

    10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their and each of their respective heirs, executors, administrators, successors and permitted assigns, but may not be assigned by any party without the prior written consent of the other parties; except that ASA Ventures may assign its rights hereunder (a) to any affiliate of ASA Ventures, provided that ASA Ventures shall guarantee and remain liable for the performance of all of ASA Ventures' obligations hereunder; or (b) to any purchaser of all or substantially all of ASA Ventures' business.

    11. HEADINGS. The headings of the various paragraphs of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms or text of the paragraph so designated.

    12. LAW GOVERNING. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles in which it has been executed and in which it has a situs.
 If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

    13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be considered one Agreement.

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    IN WITNESS WHEREOF, ASA Ventures and ASA Inc. have caused this Agreement for
Purchase and Sale of Assets to be executed by their respective duly authorized officers and have affixed their respective corporate seals all on the day and year first above written.

Attest:                            ASA INTERNATIONAL VENTURES, INC.


  /s/ MaryAnn Bishop               By:  /s/ Terrence C. McCarthy
------------------------------         --------------------------------

Attest:                            ASA INCORPORATED


  /s/ MaryAnn Bishop               By:  /s/ Terrence C. McCarthy
------------------------------         --------------------------------

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                                 Schedule 1

                            Description of Assets

     The Assets consist of the following, as related to the CWI, BSD, and Tire product lines:

     Any and all information regarding the composition of the customer market, market share, and any other value resulting from the future provisions of goods or services pursuant to relationships with customers (contractual or otherwise) in the ordinary course of business.

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                                  EXHIBIT 1
                                  ---------

                    ASA INTERNATIONAL VENTURES, INC.

December 29, 1995                                                    $5,200,000
         --
                           DEMAND PROMISSORY NOTE

     ASA International Ventures, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ASA Incorporated (the "Payee") with an address at 10 Speen Street, Framingham, Massachusetts 01701, the principal amount of Five Million Two Hundred Thousand Dollars and no Cents ($5,200,000.00), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

I.   Payment
     -------

     The amounts to be repaid by the Company to the Payee shall be in such amount and at such time as the Payee shall demand in writing. The Payee may demand payment in full or in part at any time.

II.  Interest
     --------

     Interest on all amounts unpaid under this Note shall accrue at the rate of seven percent (7%) per annum.

III. Prepayment
     ----------

     The principal amount of this Note may be prepaid by the Company, in whole or in part, without penalty, at any time. The Company's payments will be credited first to accrued interest, and the remainder to the principal amount.

IV.  Events of Default
     -----------------

     A. Notwithstanding any other provision to the contrary, this Note shall become and be due and payable in its entirety within 45 days after receipt of written demand made by the Payee hereof if one or more of the following events, herein called "events of default," shall happen and be continuing for a period of 45 days:

        (i) Default in any payment of the principal or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise;

        (ii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;
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        (iii) General assignment by the Company for the benefit of creditors;

        (iv) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

        (v) Entering against the Company of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within ninety (90) days; and

        (vi) Upon the sale of all or substantially all of the Company's assets, a discontinuation of the Company's business or a liquidation of the Company's assets.

     B. In case any one or more of the events of default specified above shall happen and be continuing, the Payee of this Note may proceed to protect and enforce his rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Payee.

V.   Miscellaneous
     -------------

     A. All agreements between the Company and Payee expressly are limited so that in no event whatsoever shall the amount paid or agreed to be paid by the Company to Payee hereunder exceed the higher lawful contractual rate of interest permissible under the law which a court of competent jurisdiction, by a final order which is not appealed or is nonappealable, determines is applicable to this Note. If fulfillment of any provision of this Note at the time performance of such provision becomes due involves exceeding such highest lawful contractual rate, then such obligation shall be reduced to such highest lawful contractual rate. If by any circumstance Payee shall ever receive as interest an amount which exceeds such highest lawful contractual rate, any amount which may be deemed excessive interest shall be applied as payment of the principal of the indebtedness evidenced hereby and not as payment of interest. The terms and provisions of this paragraph shall control all other terms and provisions contained in this Note.

     B. The Payee acknowledges and represents that the Company has been induced to execute this Note based upon certain representations, covenants, and statements made by the Payee in an Agreement for Purchase and Sale of Assets of even date herewith and that the terms, representations, statements, and acknowledgements of the Payee therein are incorporated in this Note.

     C. If any provision hereof is for any reason and to any extent invalid or unenforceable, the remainder of this Note shall not be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

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     D.  This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by both parties hereto.

     E. This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

     F. All notices required or permitted under this Note shall be in writing and shall be effective upon receipt thereof.

     G. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporators, stockholders, officers, directors and agents being waived, released and surrendered by the holder hereof by the acceptance of this Note.

     IN WITNESS WHEREOF, ASA International Ventures, Inc. has caused this Note to be signed in its name by its Chief Executive Officer.

                                    ASA INTERNATIONAL VENTURES, INC.


                                    By:    /s/ Alfred C. Angelone
                                         ----------------------------
                                           Alfred C. Angelone
                                           Chief Executive Officer

Dated:  December 29, 1995
                 --

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